Exhibit 99.1

Zoës Kitchen Announces Acquisition of Franchised Restaurants in Louisiana
- Provides Preliminary Estimates of Results of Operations for the Twelve and Forty Weeks Ended October 6, 2014 and Updated FY 2014 Outlook -

PLANO, TX - November 10, 2014 - Zoe's Kitchen, Inc. ("Zoës Kitchen" or the "Company") (NYSE: ZOES) announced the completion of the acquisition of three Zoës Kitchen restaurants, two restaurants under development, and area development rights in Louisiana from a franchisee for approximately $8.0 million in cash. The transaction closed on November 10, 2014.

"We are excited to acquire the Louisiana franchise that has done an outstanding job of building the Zoës Kitchen brand over the past six years," commented Kevin Miles, President and Chief Executive Officer of Zoës Kitchen. "We look forward to continuing to grow our presence throughout the state."

The purchase price for the three operating restaurants is subject to adjustments for certain deposits, credits and prepaid amounts. The two restaurants in development were acquired pursuant to assignment agreements, the cash consideration for which consisted of the reimbursement of prior planning and construction expenses incurred by the franchisee. The Company expects the two restaurants under development to open by the end of its first fiscal quarter 2015. Giving effect to the acquisition, the projected impact on the Company’s income (loss) from operations for the fourth fiscal quarter 2014 is approximately $(0.3) million primarily due to the one-time acceleration of amortization associated with the franchise agreement intangible and additional preopening costs associated with the two stores under construction. The projected impact on the Company’s income (loss) from operations from the acquisition of the three operating restaurants for 2015 is approximately $0.8 million.
Zoës Kitchen also announced the following preliminary unaudited results for its twelve week and forty week periods ended October 6, 2014:

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The Company estimates that total revenue will range between $43.3 million and $43.5 million for the twelve weeks ended October 6, 2014, and between $131.5 million and $131.7 million for the forty weeks ended October 6, 2014;

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The Company estimates that comparable restaurant sales growth will range between 5.7% and 5.9% for the twelve weeks ended October 6, 2014, and between 6.2% and 6.3% for the forty weeks ended October 6, 2014;

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The Company estimates that its income (loss) from operations will range between $0.6 million and $0.8 million for the twelve weeks ended October 6, 2014, and between $(4.0) million and $(3.8) million for the forty weeks ended October 6, 2014. This includes one-time expenses of approximately $0.7 million of non-capitalized offering related expenses from the August common stock offering and approximately $0.2 million of executive relocation expenses; and

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The Company opened four stores during the twelve week period ended October 6, 2014, bringing its total number of Company-owned restaurants as of October 6, 2014 to 120 and total number of restaurants, including franchises, to 126.

Preliminary results remain subject to the completion of normal quarter-end accounting procedures and adjustments and are subject to change. The Company expects to release financial and operating results for its twelve week and forty week periods ended October 6, 2014, on November 20, 2014.

Miles concluded, “We are pleased to have maintained our momentum during the third fiscal quarter led by healthy comparable restaurant sales growth and continued contribution from our new unit openings. Our business is well-positioned to finish 2014 with solid operating results and we have assembled a strong pipeline of new restaurant development to continue our success into 2015.”

FY 2014 Outlook

For the fiscal year ending December 29, 2014, the Company is updating its guidance to reflect the following:

Exhibit 99.1

•	Restaurant sales between $169.0 million and $171.0 million;

•	Royalty and franchise fees of approximately $0.45 million;

•	Comparable restaurant sales growth of 6.0% to 6.3%;

•	30 to 31 Company-owned restaurant openings (excluding franchise acquisitions);

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General and administrative expenses between $26.2 million and $26.6 million (inclusive of $6.4 million of equity-based compensation expense and $1.2 million of non-capitalized offering related expenses); and

•	Restaurant contribution margin between 19.5% and 19.7%.

The change in the restaurant contribution margin is primarily due to higher than anticipated poultry pricing experienced across the sector and higher store level operating expenses caused by a change in our repair and maintenance vendor as the result of our former vendor’s bankruptcy.
In addition to the effect of the franchisee acquisition, the Company expects approximately $0.2 million of additional pre-opening costs driven by a higher number of new restaurant openings in the first fiscal quarter of 2015 than previously expected.

Definitions

The following definitions apply to these terms as used throughout this release:

Comparable restaurant sales represent the change in period-over-period sales comparisons for the comparable Company-owned restaurant base. A restaurant becomes comparable in its 18th full fiscal period of operation. The Company presents comparable restaurant sales on a calendar-adjusted basis that aligns current year sales weeks with comparable sales weeks in the prior year. As a result, our comparable restaurant sales calculation may not correspond exactly to the related fiscal periods.

Restaurant contribution is defined as restaurant sales less restaurant operating costs, which are cost of sales, labor, and store operating expenses. Restaurant contribution margin is restaurant contribution as a percentage of restaurant sales.

Our first fiscal quarter consists of sixteen weeks and each of our second, third and fourth fiscal quarters consist of twelve weeks.

About Zoës Kitchen

Founded in 1995, Zoës Kitchen is a fast casual restaurant concept serving a distinct menu of fresh, wholesome, Mediterranean-inspired dishes delivered with Southern hospitality. With over 130 locations in 15 states across the United States, Zoës Kitchen aims to deliver goodness to its customers by providing simple, tasty and fresh Mediterranean meals, inspired by family recipes, and made from scratch daily.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press

Exhibit 99.1

release in the context of the risks and uncertainties disclosed in our final prospectus filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2014, as amended, our Periodic Report on Form 10-Q, filed with the SEC on August 28, 2014, and other public filings, including the sections thereof captioned "Forward-Looking Statements" and "Risk Factors." These filings and future filings are available online at www.sec.gov, www.zoeskitchen.com or upon request from Zoës Kitchen.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.